Exhibit 3.1

New Nouveau Brunswick

CANADA
PROVINCE OF NEW BRUNSWICK
BUSINESS CORPORATIONS ACT

CANADA
PROVINCE DU NOUVEAU-BRUNSWICK
LOI SUR LES CORPORATIONS COMMERCIALES

CERTIFICATE OF AMENDMENT

CERTIFICAT DE MODIFICATION

GSI Group Inc.

Name of Corporation / Raison sociale de la corporation

508971

Corporation Number / Numéro de la corporation

I HEREBY CERTIFY that the Articles of the above-mentioned corporation were amended under the relevant section(s) of the Act, as applicable:

JE CERTIFIE que les statuts de la corporation mentionnée ci-dessus ont été modifiés en vertu des articles pertinents de la Loi, selon le cas :

(a) Section 11 of the Business Corporations Act in accordance with the attached notice;
Article 11 de la Loi sur les corporations commerciales conformément à l'avis ci-joint;

(b) Section 26 of the Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;
Article 26 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de modification ci-joints décrivant les actions d'une série;

(c) Section 117 of the Business Corporations Act as set out in the attached Articles of Amendment;
Article 117 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de modification ci-joints;

(d) Section 132 of the Business Corporations Act as set out in the attached Articles of Reorganization.
Article 132 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de réorganisation ci-joints.

Director - Directeur

December 29, 2010 - le 29 décembre 2010

Date of Amendment - Date de modification

NEW BRUNSWICK BUSINESS CORPORATIONS ACT FORM 3 ARTICLES OF AMENDMENT (SECTION 26, 116)	NOUVEAU-BRUNSWICK LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 3 STATUTS DE MODIFICATION (ARTICLE 26, 116)

1 - Name of Corporation - Raison sociale de la corporation

GSI Group Inc.

2 - Corporation No. - Numéro de la corporation

508971

3 - The articles of the above - mentioned corporation are amended as follows:

Les statuts de la corporation mentionnée ici sont modifiés comme suit :

The share structure of the corporation is amended as follows: - L'organisation du capital social est modifiée comme suit :

See Schedule - Share Structure / Voir annexe - Organisation du capital social

Date	Signature	Description of Office - Description du bureau
2010-12-29	**John Roush**	**Principal Executive Officer**

FOR DEPARTMENT USE ONLY
RÉSERVÉ À L'USAGE DU MINISTRÈRE
Corporation No. - No. de Corporation **508971**
TN# **2723515**

Filed - Déposé
2010-12-29

SN0250/45-5031 (6/01)
SN0307

GSI Group Inc.

Schedule - Share Structure / Annexe - Organisation du capital social

The issued and outstanding common shares in the capital of the Corporation is consolidated by changing every three (3) issued and outstanding common shares in to one (1) common share provided however that no fractional shares shall be issued and holders of common shares who, upon such consolidation, would otherwise be issued a fractional common share will be entitled to have such fractional common share rounded up and shall receive a full common share.

TN# 2723515

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